Exhibit 99.2

 Intrawest Resort Club Group SaleInvestor PresentationNovember 25, 2015

 Important Information  1  No representation is made that the information in these slides is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see prior filings with the Securities and Exchange Commission (“SEC”) available on the Company’s website (www.intrawest.com) and the SEC’s website (www.sec.gov).This document contains forward-looking statements. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Intrawest operates as well as the Company’s beliefs and assumptions regarding our operations and financial performance, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, industry results or market trends to differ materially from those expressed or implied by such forward-looking statements. Therefore any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, words such as “Expects”, “Anticipates”, “Should”, “Intends”, “Plans”, “Believes”, “Seeks”, “Estimates”, “Projects”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict, including those described in Part I - Item 1A, ‘‘Risk Factors’’ in our Annual Report on Form 10-K for the period ended June 30, 2015 filed with the SEC on September 9, 2015, as may be revised in subsequent SEC filings. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The actual performance of Intrawest may differ from the budget, projections and returns set forth herein and may differ materially.Certain information contained herein has been obtained from published and non-published sources. Such information has not been independently verified by Intrawest. Except where otherwise indicated, the information provided herein is based on matters as they exist as of the date of preparation and not as of any future date, and will not be updated or otherwise revised to reflect information that subsequently becomes available, or circumstances existing or changes occurring after the date hereof.This presentation includes certain non-GAAP financial measures, including Adjusted EBITDA (“Adj. EBITDA”). Non-GAAP financial measures such as Adj. EBITDA should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please refer to our Annual Report on Form 10-K for the period ended June 30, 2015 filed with the SEC on September 9, 2015 for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. Our board of directors and management team focus on Adj. EBITDA as a key performance and compensation measure. Adj. EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance. The compensation committee of our board of directors will determine the annual variable compensation for certain members of our management team, based in part, on Adj. EBITDA. Adj. EBITDA is not a substitute for net income (loss), income (loss) from continuing operations, cash flows from operating activities or any other measure prescribed by GAAP. Additionally, other companies in our industry may define Adj. EBITDA differently than we do. As a result, it may be difficult to use Adj. EBITDA to compare the performance of those companies to our performance. Adj. EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adj. EBITDA as a supplemental measure.

Intrawest Resort Club Group Transaction Overview

- **Intrawest Resort Club Group ("IRCG")**: develops, sells interests in, and manages a points-based timeshare vacation club called Club Intrawest
  - Club Intrawest consists of 9 resorts with 22,000+ memberships
  - Includes locations at the Company's Mont Tremblant and Blue Mountain resorts

- **The Transaction**: $85mm sale price[1]
  - IRCG contributed $7.9mm to Real Estate[2] Adjusted EBITDA in Fiscal 2015
  - Includes management contracts with Club Intrawest, current balance of notes receivable, ~four acres of undeveloped land[3], and current balance of points available for sale
  - Expected to be completed by the end of the first quarter of calendar year 2016[4]

1) Subject to certain closing adjustments.
2) The Real Estate segment includes IRCG, our vacation club business, hospitality management operations at Honua Kai Resort and Spa in Maui, Hawaii and Westin Monache Resort at Mammoth Lakes, CA, our 50% interest in Mammoth Hospitality Management L.L.C., and our 57% economic interest in Chateau M.T. Inc. at Tremblant., as well as Playground, our residential real estate sales and marketing business, and an allocated amount of corporate G&A.
3) Land is located at existing Club Intrawest resorts at Blue Mountain, Sandestin, FL, and Palm Desert, CA. It is not part of Intrawest Resorts Holdings, Inc. real estate held for development.
4) Subject to certain closing conditions.

INTRAWEST

2

Proceeds from Transaction Support Future Growth  Improves Focus on Core Mountain and Adventure Businesses  Additional Funding for Acquisitions and Real Estate Development    Potential for Additional Deleveraging